EXHIBIT 23.1

CONSENT OF UHY LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Boots & Coots International Well Control, Inc. of our report dated March 12, 2009, with respect to the consolidated financial statements of Boots & Coots International Well Control, Inc. and subsidiaries as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ UHY LLP

Houston, Texas
June 3, 2009